Exhibit 32.1

Certifications of the Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Principal Executive Officer and the Principal Financial Officer of LiveWire Group, Inc. (the “Company”), hereby certify, pursuant to our knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2026	/s/ Karim Donnez
Karim Donnez
Chief Executive Officer
(Principal Executive Officer)

/s/ Jennifer Hoover
Jennifer Hoover
Head Accounting Officer
(Principal Financial Officer)